Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 1-A/A of our report dated April 22, 2025, of Water on Demand, Inc. relating to the audit of the consolidated financial statements for the period ending December 31, 2024 and 2023 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
The Woodlands, Texas

November ___, 2025